UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2025

John Hancock Comvest Private Income Fund

(Exact name of Registrant as specified in its Charter)

DELAWARE	814-01669	93-4109571
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

360 S. Rosemary Avenue, Suite 1700 West Palm Beach, FL	33401
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 727-2001

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Item 1.01.	Entry into a Material Definitive Agreement.

New Investment Advisory Agreement

On November 3, 2025 (the “Closing Date”), pursuant to an agreement between Comvest Group Holdings LP (together with its affiliates, “Comvest”), the indirect parent company of Comvest Credit Managers, LLC (the “Adviser”), and an affiliate of Manulife Financial Corporation (with its affiliates, “Manulife”), through Manulife’s Global Wealth and Asset Management segment, Manulife acquired 75% of Comvest’s private credit business (the “Transaction”). On the Closing Date, AMG Comvest Senior Lending Fund (the “Fund”) entered into a new investment advisory agreement (the “New Investment Advisory Agreement”) between the Fund and the Adviser, the Fund’s current investment adviser. The New Investment Advisory Agreement was previously unanimously approved by the Board of Trustees (the “Board”) at a special meeting of the Board held on August 27, 2025 and by a majority of the outstanding voting securities of the Fund at a special meeting of shareholders of the Fund held on September 24, 2025 (the “Special Meeting”) to become effective upon the Closing Date. The New Investment Advisory Agreement is substantively identical in all respects to the current investment advisory agreement between the Fund and the Adviser, dated March 17, 2025 (the “Current Investment Advisory Agreement”).

The description above is only a summary of the New Investment Advisory Agreement and is qualified in its entirety by reference to a copy of the New Investment Advisory Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

New Managing Dealer Agreement

On November 6, 2025, in connection with the closing of the Transaction, the Fund changed its name to John Hancock Comvest Private Income Fund and entered into a new managing dealer agreement (the “New Managing Dealer Agreement”) between the Fund and John Hancock Investment Management Distributors LLC (the “Managing Dealer”).

The foregoing description of the New Managing Dealer Agreement is qualified in its entirety by reference to a copy of the New Managing Dealer Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

On the Closing Date, in connection with the entry into the New Investment Advisory Agreement as described above in Item 1.01, the Current Investment Advisory Agreement was terminated.

On the Closing Date, in connection with the closing of the Transaction, the managing dealer agreement between the Fund and AMG Distributors, Inc. was terminated.

Item 5.02.	Departure of Certain Officers; Appointment of Certain Officers.

Chief Accounting Officer and Treasurer

On November 6, 2025, in connection with the closing of the Transaction, Thomas Disbrow notified the Board of his resignation as the Fund’s Chief Accounting Officer and Treasurer effective as of the close of business on November 6, 2025. Mr. Disbrow’s resignation was not a result of any disagreement with the Fund.

Deputy Treasurer

On November 6, 2025, in connection with the closing of the Transaction, John Starace notified the Board of his resignation as the Fund’s Deputy Treasurer effective as of the close of business on November 6, 2025. Mr. Starace’s resignation was not a result of any disagreement with the Fund.

Secretary

On November 6, 2025, in connection with the closing of the Transaction, Maureen Kerrigan notified the Board of her resignation as the Fund’s Secretary effective as of the close of business on November 6, 2025. Ms. Kerrigan’s resignation was not a result of any disagreement with the Fund.

Item 8.01.	Other Events.

On the Closing Date, Manulife completed the Transaction. A copy of the press release announcing the closing of the Transaction is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	New Investment Advisory Agreement, dated as of November 3, 2025, by and between the Fund and Comvest Credit Managers, LLC.

10.2	New Managing Dealer Agreement, dated as of November 6, 2025, by and between the Fund and John Hancock Investment Management Distributors LLC.

99.1	Press Release.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

John Hancock Comvest Private Income Fund

Date: November 7, 2025	By:	/s/ Michael Altschuler
	Name:	Michael Altschuler
	Title:	Vice President